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                                                                   Exhibit 12.1

RATIO OF EARNINGS TO FIXED INTEREST CHARGES
-------------------------------------------

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




                                                                                                                JANUARY 1, SEPTEMBER
                                                                                                                               3,
                                                                                                NINE MONTHS TO   2002 TO    2002 TO
                                                                                                     SEPTEMBER  SEPTEMBER  SEPTEMBER
                                                                FISCAL YEAR ENDED DECEMBER 31,           30,        2,        30,
                                                            ------------------------------------------------------------------------
                                                                1999        2000       2001             2001      2002       2002
                                                             EURO 000    EURO 000    EURO 000       EURO 000    EURO 000   EURO 000

Consolidated pretax income from continuing operations         263,312     442,299    325,004         258,972    193,288      21,840

Share of distributed income of 50%-or-less-owned
 affiliates net of equity pick-up                            (148,291)   (191,860)   (65,545)        (51,553)   (31,485)     (1,327)

Share of pretax loss of 50%-or-less-owned affiliate
 with guaranteed debt net of equity pick-up                      (329)        102        217             205        145          25

Amortization of capitalised interest                              758         875        904             679        591          69

Interest                                                      120,470     120,370    108,621          84,589     65,882      12,082

Interest portion of rental expense                              4,218       3,782      2,964           2,264      2,037         255

                                                           -------------------------------------------------------------------------
Earnings                                                      240,138     375,568    372,165         295,156    230,458      32,944
                                                           =========================================================================


Interest                                                      120,470     120,370   108,621           84,589     65,882      12,082

Interest capitalized during the period                          2,392           -       522              392        348          44

Interest portion of rental expense                              4,218       3,782     2,964            2,264      2,037         255

Interest expense relating to guaranteed debt of
 50%-or-less-owned affiliate                                        -         321       304              205        145          25

                                                           -------------------------------------------------------------------------
                                                              127,080     124,473   112,411           87,450     68,412      12,406
                                                           =========================================================================

RATIO OF EARNINGS TO FIXED CHARGES                          1.9 TIMES   3.0 TIMES  3.3 TIMES       3.4 TIMES  3.4 TIMES    2.7 TIMES

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
                                                                                         PRO FORMA
                                                                        -------------------------------------------
                                                                          TWELVE MONTHS             NINE MONTHS
                                                                              ENDED                    ENDED
                                                                            DECEMBER 31,             SEPTEMBER 30,
                                                                        --------------------------------------------
                                                                               2001                      2002
                                                                            EURO 000                  EURO 000

Consolidated pretax income from continuing operations                         94,022                    14,511

Share of distributed income of 50%-or-less-owned
 affiliates net of equity pick-up                                            (10,629)                  (11,849)

Share of pretax loss of 50%-or-less-owned affiliate
 with guaranteed debt net of equity pick-up                                      217                       170

Amortization of capitalised interest                                             904                       660

Interest                                                                     318,053                   242,870

Interest portion of rental expense                                             2,964                     2,292

                                                                        --------------------------------------------
Earnings                                                                     405,531                   248,654
                                                                        ============================================


Interest                                                                     318,053                   242,870

Interest capitalized during the period                                           522                       392

Interest portion of rental expense                                             2,964                     2,292

Interest expense relating to guaranteed debt of
 50%-or-less-owned affiliate                                                     304                       170

                                                                        --------------------------------------------
                                                                             321,843                   245,724
                                                                         ===========================================

RATIO OF EARNINGS TO FIXED CHARGES                                          1.3 TIMES                 1.0 TIMES

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